UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017 (July 11, 2017)

Panera Bread Company

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100

St. Louis, MO 63127

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 314-984-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 11, 2017, Panera Bread Company, a Delaware corporation (the “Company” or “Panera”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2017, among the Company, Rye Parent Corp., a Delaware corporation (“Parent”), Rye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands. The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company filed its definitive proxy statement on Schedule 14A for the special meeting with the Securities and Exchange Commission on June 1, 2017 (the “Definitive Proxy Statement”).

As of the close of business on May 22, 2017, the record date for the Special Meeting, there were 21,358,260 shares of Panera’s Class A common stock outstanding and 1,381,730 shares of Panera’s Class B common stock outstanding. Each holder of Panera’s common stock is entitled to cast, in the case of Class A common stock, one vote per such share, and in the case of Class B common stock, three votes per such share. At the Special Meeting, a total of 16,531,997 shares of Class A common stock and 1,312,728 shares of Class B common stock, representing approximately 80.26% of the combined voting power of Panera’s Class A and Class B common stock, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	to adopt the merger agreement; and

(2)	to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

The proposal to adopt the merger was approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the Definitive Proxy Statement.

1.	Proposal to adopt the merger agreement:

Votes Cast For		Votes Cast Against
Number	% of Votes Outstanding	Number	% of Votes Outstanding	Abstain	Broker Non-Votes
19,844,902	77.81%	458,141	1.80%	167,138	—

2.	Proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
9,666,974	47.22%	10,629,078	51.93%	174,129	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: July 12, 2017	By:	/s/ Louis DiPietro
Name: Louis DiPietro Title: Senior Vice President, General Counsel